UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011 (July 29, 2011)

TRACTOR SUPPLY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powell Place Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 440-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on January 12, 2011, Tractor Supply Company (the “Company”) announced that Stanley L. Ruta intended to retire from the position of Executive Vice President and Chief Operating Officer of the Company during the second half of fiscal 2011. Mr. Ruta has agreed to continue as an employee of the Company to assist with the orderly transition of his former duties and responsibilities with the Company.

In connection with his agreement to remain as an employee of the Company, the Company has entered into a Transition Agreement with Mr. Ruta dated July 29, 2011 (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Ruta will remain an employee of the Company in the capacity of “Vice President, Special Projects” and will provide services to effect the orderly transition of his former duties and responsibilities with the Company and provide services with respect to special projects until the end of the term of the Transition Agreement on February 15, 2012 (the “Termination Date”). The Transition Agreement provides for a base salary of $10,000 per month. During Mr. Ruta’s continued employment pursuant to the Transition Agreement, Mr. Ruta will be eligible to participate in the Company’s customary benefit plans for executive officers, but shall not be eligible to receive any awards under any of the Company’s equity incentive plans. Any outstanding, unvested equity-based awards granted under the terms of any agreements previously entered into by Mr. Ruta and the Company will continue to vest in accordance with the terms of the applicable agreements and related documents until the Termination Date. Outstanding equity-based awards scheduled to vest following the Termination Date shall be accelerated to vest as of the Termination Date. Mr. Ruta will also continue to be eligible to participate in the Company’s 2011 Cash Incentive Plan and shall be entitled to payment, if and when earned, under the grant previously made to Mr. Ruta for the 2009 plan year of the Company’s Long-term Cash Plan and the earned portion of the Company’s Long-term Cash Plan for the 2010 and 2011 plan years. The Company will also reimburse Mr. Ruta for all reasonable, documented expenses of types authorized by the Company incurred by Mr. Ruta in the performance of his duties.

Pursuant to the terms of the Transition Agreement, Mr. Ruta has agreed not to compete with the Company during the term of his employment and for a period of three years following termination of employment. Mr. Ruta has also agreed to be subject to certain confidentiality, non-disclosure and non-solicitation provisions during this period.

The foregoing summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Transition Agreement, dated as of July 29, 2011, by and between Tractor Supply Company and Stanley L. Ruta.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    TRACTOR SUPPLY COMPANY

Date: August 1, 2011	By: /s/ Anthony F. Crudele
Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Transition Agreement, dated as of July 29, 2011, by and between Tractor Supply Company and Stanley L. Ruta.